Exhibit 10.38

SECURITY PURCHASE AGREEMENT

                    THIS SECURITY PURCHASE AGREEMENT (the “Agreement”), dated as of December 27, 2004, is made and entered into by and between Elan International Services, Ltd., a Bermuda exempted company limited by shares (the “Seller”), and Emisphere Technologies, Inc., a Delaware corporation (the “Purchaser”).

                    WHEREAS, the Seller is the owner of a certain security identified on Schedule A hereto (the “Security”);

                    WHEREAS, the Seller desires to sell to the Purchaser and the Purchaser desires to purchase from the Seller the Security.

                    NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, the Purchaser and the Seller agree as follows:

                    1.  Definitions.  As used in this Agreement, the following terms shall have the meanings set forth below:

                    “Closing Date” means the First Closing Date, the Second Closing, the Third Closing Date or the Accelerated Closing Date, as those terms are defined in Section 2 hereof.

                    “Common Stock” means the common stock, $.01 par value, of the Purchaser traded on the Nasdaq National Market.

                    “Security” has the meaning set forth in the recitals hereto.

                    “Payment A” means the first of the three payments from the Purchaser to the Seller, to occur at the First Closing, consisting of $13,000,000 in cash and the issuance of 600,000 shares of Common Stock registered in the name of the Seller.

                    “Payment B” means the second of three payments from the Purchaser to the Seller, to occur at the Second Closing, consisting of $7,000,000 in cash and 323,077 shares of Common Stock registered in the name of the Seller.

                    “Payment C” means the third of three payments from the Purchaser to the Seller, to occur at the Third Closing, consisting of $6,000,000 in cash and 276,923 shares of Common Stock registered in the name of the Seller.

                    “Purchase Price” means, subject to Section 2(c) hereof, $26,000,000 and 1,200,000 shares of Common Stock, consisting of Payment A, Payment B, and Payment C.

                    “Restricted Trading” means establishing or maintaining a short position with respect to shares of Common Stock or executing a derivative transaction that would  be the equivalent of establishing or maintaining a short position with respect to shares of Common Stock, in any accounts directly or indirectly managed by the transferee or any affiliate of the transferee, provided, however, that nothing herein contained shall prohibit any such transferee or affiliate from selling, or establishing or maintaining a short position with respect to, any long position of such transferee or affiliate in shares of Common Stock.

                    “SEC” means the United States Securities and Exchange Commission.

                    “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations in effect from time to time thereunder.

                    “Value of Payment A” means the sum of $13,000,000 and the product of 600,000 and the closing share price of the Common Stock two trading days prior to the First Closing Date.

                    “Value of Payment B” means the sum of $7,000,000 and the product of 323,077 and the VWAP.

                    “VWAP” means the volume weighted average price (the aggregate sales price of all trades of Common Stock divided by the total number of shares of Common Stock traded) for the period of twenty (20) consecutive trading days ending on the trading day immediately preceding the relevant Closing Date, as reported by Bloomberg, L.P., using the AQR function or, if such reporting service does not then exist, any reasonably comparable reporting service.

                    2.  Purchase and Sale of the Security; Closing.  The Purchaser and the Seller agree as follows:

          (a)          Purchase and Sale of the Security.  On the basis of the representations and warranties, and subject to the terms and conditions, set forth herein, (i) the Seller agrees to sell to the Purchaser a portion of the Security on each of two or three separate dates, and (ii) the Purchaser agrees to purchase from the Seller a portion of the Security on each of three separate dates, in each case as set forth in Section 2(b) below or, alternatively, on each of two separate dates as set forth in Section 2(c) below.

          (b)          Closings.  The first closing (the “First Closing”) of the purchase and sale of the Security shall take place at 10:00 a.m., New York City time, on December 27, 2004 (the “First Closing Date”) at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, or at such other place as the parties hereto shall mutually agree.  At the First Closing, (i) the Seller shall deliver to the Purchaser the note representing the Security and such other appropriate instruments of transfer and assignment, as the Purchaser shall reasonably request prior to the First Closing Date, in order to transfer the Value of Payment A from the face amount of the Security, and (ii) the Purchaser shall deliver, or cause to be delivered to or as directed by the Seller, Payment A and a new note (the “First Adjusted Note”) identical to the original note except (x) the issue price thereof shall be $29,246,302, representing (A) the sum of the original issue price ($20,000,000) plus accreted interest thereon through the First Closing Date, less (B) the Value of Payment A as set forth on Schedule C, and (y) the First Adjusted Note shall be assignable by the Seller without the prior written consent of the Purchaser at any time (1) on or after the First Closing and prior to April 30, 2005, subject to the Seller obtaining from the transferee, for the benefit of the Purchaser, such transferee’s written agreement that neither it nor its affiliates (as that term is defined in SEC Rule 12b-2) shall engage in Restricted Trading, or (2) on or after May 1, 2005, without having to first obtain such agreement regarding Restricted Trading; provided, however, that in either case, such transferee agrees in writing to be bound by the terms of this Agreement.  The second closing (the “Second Closing”) of the purchase and sale of the Security shall take place at 10:00 a.m., New York City time, on April 29, 2005 (the “Second Closing Date”) at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, or at such other place as the parties hereto shall mutually agree.  At the Second Closing, (i) the Seller shall deliver to the Purchaser the First Adjusted Note and such other appropriate instruments of transfer and assignment, as the Purchaser shall reasonably request prior to the Second Closing Date, in order to transfer the Value of Payment B from the face amount of the First Adjusted Note, and (ii) the Purchaser shall deliver, or cause to be delivered to or as directed by the Seller, Payment B and a new note (the “Second Adjusted Note”) identical to the First Adjusted Note except (x) the issue price thereof shall be calculated as (A) the sum of the issue price of the First Adjusted Note plus accreted interest thereon through April 29, 2005, less (B) the Value of Payment B as will be set forth on Schedule D, and (y) the Second Adjusted Note shall be assignable by the Seller without the prior written consent of the Purchaser at any time on or after April 30, 2005, provided such transferee agrees in writing to be bound by the terms of this Agreement.  The third closing (the “Third Closing”) of the purchase and sale of the Security shall take place at 10:00 a.m., New York City time, on June 30, 2005 (the “Third Closing Date”) at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, or at such other place as the parties hereto shall mutually agree.  At the Third Closing, (i) the Seller shall deliver to the Purchaser the Second Adjusted Note and such other appropriate instruments of transfer and assignment, as the Purchaser shall reasonably request prior to the Third Closing Date and (ii) the Purchaser shall deliver, or cause to be delivered to or as directed by the Seller, Payment C.

          (c)          Notwithstanding anything to the contrary in this Agreement, at the Purchaser’s election, upon not less than two business days’ prior written notice to the Seller, the Second Closing and the Third Closing shall take place on a single date on or prior to March 31, 2005 (the “Accelerated Closing”, and the date of the Accelerated Closing, the “Accelerated Closing Date”).  If the Accelerated Closing shall occur, then, notwithstanding anything to the contrary in this Agreement, at such Accelerated Closing, in lieu of the aggregate 600,000 shares of Common Stock otherwise required to be delivered to Seller in respect of Payment B and Payment C, Purchaser shall issue to Seller a warrant (the “Warrant”) to purchase up to 600,000 shares of Common Stock at an exercise price per share equal to the VWAP.  The Warrant shall be in the form of Exhibit A hereto.

                    3.  Conditions to the Purchaser’s Obligation.  The obligation of the Purchaser to purchase and pay for the Security is subject to the satisfaction (or waiver by Purchaser) of the following conditions as of the Closing Date:

(a) the representations and warranties of the Seller made in this Agreement shall be true and correct in all respects, as of the date hereof and as of each of the Closing Dates as though then made;

(b) the Seller shall have delivered to the Purchaser the documents or instruments contemplated by Section 2(b) above.

                    4.  Conditions to the Seller’s Obligation.  The obligation of the Seller to sell and deliver the Security to the Purchaser is subject to the satisfaction (or waiver by the Seller) of the following conditions as of each of the Closing Dates:

          (a)          the representations and warranties of the Purchaser made in this Agreement shall be true and correct in all respects, as of the date hereof and as of each of such Closing Date as though then made; and

          (b)          the Purchaser shall have delivered to the Seller the Purchase Price due on such Closing Date and, on the First Closing Date and the Second Closing Date, a new note representing the Security as contemplated by Section 2(b) above.

                    5.  Representations, Warranties and Covenants of the Purchaser.  The Purchaser represents and warrants to the Seller that:

          (a)          The Purchaser has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby.  The Purchaser has duly and validly authorized, executed and delivered this Agreement.

          (b)          This Agreement constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c)          The Security being acquired by the Purchaser hereunder is being acquired for the Purchaser’s own account and not with the view to, or for resale in connection with, any distribution in violation of applicable securities laws.

          (d)          The Purchaser acknowledges that neither the offer nor sale of the Security has been registered under the Securities Act or any state or foreign securities or “blue sky” laws and that the sale of the Security is being made pursuant to an exemption from registration under the Securities Act.

          (e)          There are no lock-ups or other restrictions of any kind on the transferability of the Common Stock component of the Purchase Price; provided, however, that (i) the Common Stock shall not be transferred by the Seller other than in compliance with the Securities Act and the rules of the Securities and Exchange Commission thereunder; and (ii) if at the close of any trading day, the Common Stock has decreased by 2% from its prior day’s close, the Seller agrees not to sell in the following trading day, without the Purchaser’s reasonable consent, a number of shares of Common Stock greater than 50% of the average daily volume of the Common Stock (calculated on a trailing three month basis).

          (f)          Schedule B sets forth the number of shares authorized, issued and outstanding and issued and held in the treasury for each class or series of capital stock (whether voting or non-voting) of the Purchaser.  No other shares of the Purchaser are outstanding.  All of such issued and outstanding shares are validly issued, fully paid and nonassessable and free of preemptive rights.  Except as set forth on Schedule B, the Purchaser is not a party to any agreement or understanding, oral or written, which (a) grants an option, warrant or other right to acquire shares of capital stock of the Purchaser or any other equitable interest in the Purchaser, (b) grants a right of first refusal or other such similar right upon the sale of capital stock of the Purchaser, or (c) restricts or affects the voting rights of capital stock of the Purchaser.

          (g)          The Common Stock being issued pursuant to this Agreement is or will be on the Second Closing Date and Third Closing Date duly authorized by all necessary corporate action on the part of the Purchaser, and when issued delivered and paid for in accordance with the terms of this Agreement will be validly issued, fully paid and nonassessable, and free and clear of all mortgages, liens, pledges, charges, claims, security interests, agreements, encumbrances and preemptive rights.

          (h)          No consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required for the consummation by the Purchaser of the transactions contemplated hereby.

          (i)          As of the date hereof, the Purchaser has no indebtedness which ranks senior in priority to the notes to be issued pursuant to this Agreement. The Purchaser has no indebtedness for borrowed money except for unsecured indebtedness to Novartis as described in the 8-K filed by the Purchaser with the Securities and Exchange Commission on December 7, 2004 and capital lease obligations for equipment used in the business of the Purchaser.  The Purchaser has no secured indebtedness other than with respect to capital lease obligations for equipment used in the business of the Purchaser.

                    6.  Representations and Warranties of the Seller.  The Seller represents and warrants to the Purchaser that:

          (a)          The Seller has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby.  The Seller has duly and validly authorized, executed and delivered this Agreement.

          (b)          This Agreement constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c)          Assuming the accuracy of representations and warranties by Purchaser, no consent, approval, qualification, order or authorization of, or filing with, any local, state or federal governmental authority is required for the consummation by the Seller of the transactions contemplated hereby.

          (d)          The Seller has good and marketable title to the Security that it is transferring hereunder, free and clear of any liens, claims, encumbrances, charges or restrictions of any kind (collectively, “Liens”).  Upon consummation of the transactions contemplated hereby, the Purchaser will have acquired good and marketable title in and to the Security, free and clear of any Liens.

                    7.  Deferred Closings.  Notwithstanding anything to the contrary contained in this Agreement, (a) the Purchaser may defer the Second Closing and/or the Third Closing to a date not later than September 30, 2005; (b) if the Purchaser defers the Second Closing to a date later than the Second Closing Date, the Purchaser shall pay to the Seller on the first business day of each month following the Second Closing Date and prior to the date upon which the Second Closing actually occurs or the date the First Adjusted Note is paid in full, whichever is earlier, the sum of $250,000, and shall issue a new note (the “First Re-Adjusted Note”) to the Seller in exchange for the First Adjusted Note, which First Re-Adjusted Note shall be identical to the First Adjusted Note except the amount of the original issue price of the First Re-Adjusted Note shall be an amount equal to the original issue price of the First Adjusted Note plus the product of 600,000 and the closing share price of the Common Stock two trading days prior to the First Closing Date; and (c) if the Purchaser defers the Third Closing to a date later than the Third Closing Date, the Purchaser shall pay to the Seller on the first business day of each month following the Third Closing Date and prior to the date upon which the Third Closing actually occurs or the date the Second Adjusted Note is paid in full, whichever is earlier, the sum of $250,000, without, however, duplication of any amount payable pursuant to the preceding clause (b) and, if the Second Closing has previously occurred, issue a new note (the “Second Re-Adjusted Note”) to the Seller in exchange for the Second Adjusted Note, which Second Re-Adjusted Note shall be identical to the Second Adjusted Note except the amount of the original issue price of the Second Re-Adjusted Note shall be an amount equal to the original issue price of the Second Adjusted Note plus the product of 600,000 and the closing share price of the Common Stock two trading days prior to the First Closing Date.  If the Second Closing and/or the Third Closing do not occur prior to September 30, 2005, then, the Seller shall have no further obligations to the Purchaser under this Agreement, and the Purchaser shall have no further obligations to the Seller under this Agreement except the obligation to pay to the Seller the amounts provided for in the preceding clause (b) or (c), as the case may be (i.e., if the Purchaser desires to pay in full the First Re-Adjusted Note or the Second Re-Adjusted Note, as the case may be, on or after October 1, 2005, the amount payable would be the original issue price of the First Re-Adjusted Note or the Second Re-Adjusted Note, as the case may be, plus accreted interest thereon through the date of payment of such First Re-Adjusted Note or the Second Re-Adjusted Note, as the case may be).  If the Purchaser shall fail to pay the amounts provided for in the preceding clause (b) or (c), as and when due, the deferral of the First Closing and/or the Second Closing, as the case may be, shall not be deemed to be authorized under this Agreement, and the failure of the Purchaser to complete the transactions contemplated to be completed at the First Closing and/or the Second Closing, as the case may be, shall be deemed a breach of this Agreement.

                    8.  Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

                    9.  Invalidity of Provisions.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

                    10.  Survival of Representations and Warranties.  The representations and warranties contained herein shall survive the Closing or any termination of this Agreement.

                    11.  Headings; Execution in Counterparts.  The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and which together shall constitute but one and the same instrument.

                    12.  Notices.  All notices and other communications relating to this Agreement shall be dated and in writing and shall be deemed to have been duly given when delivered, if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, and when received if delivered otherwise, to the party to whom it is directed;

(a)	If to the Seller, to the Seller at the following address:

Elan International Services, Ltd.
102 St. James Court
Flatts, Smith’s Parish
Bermuda FL04
Attn: President

Fax: (441) 292-9169

with a copy to:

Cahill Gordon & Reindel llp
80 Pine Street
New York, NY 10005
Attn: Christopher T. Cox, Esq.

(b)	If to the Purchaser, to the Purchaser at the following address:

Emisphere Technologies, Inc.
765 Old Saw Mill River Road
Tarrytown, New York 10591
Attn: Michael M. Goldberg, M.D.

Fax: (914) 347-2498

with a copy to:

Proskauer Rose LLP
1585 Broadway
New York, NY 10036
Attn: Robert Cantone, Esq.

                    13.  Integration.  The parties agree that this Agreement contains the entire understanding between the parties hereto relating to the subject matter hereof.

                    14.  Third Party Beneficiaries.  Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give to any third party any rights or remedies against any party hereto.

                    15.  Further Assurances.  Each of the parties hereto covenants and agrees upon the request of the other, to do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary or desirable to give full effect to this Agreement.

                                                                                [Signature Page Follows]

                    IN WITNESS WHEREOF, the Purchaser and the Seller have executed this Agreement as of the date first above written.

ELAN INTERNATIONAL SERVICES, LTD.

By:	/s/ KEVIN INSLEY

Name:	Kevin Insley
Title:	President

EMISPHERE TECHNOLOGIES, INC.

By:	/s/ ELLIOT MAZA

Name:	Elliot Maza
Title:	Chief Financial Officer

Exhibit 10.38

Schedule A

$55,048,881 Emisphere Technologies, Inc. Zero Coupon Note due 2006 (Issue Price: $363.313 for each $1,000 of principal amount at maturity)

Exhibit 10.38

Schedule B

1)     (a)  Authorized capital stock of the Purchaser:    41,000,000 shares of Common Stock and 1,000,000 shares of preferred stock.

        (b)  Issued shares of the Purchaser :  18,696,945 shares of Common Stock.

        (c)  Outstanding shares of the Purchaser:  18,453,345 shares of Common Stock.   243,600 shares of Common Stock of the Company are held in treasury.

2)	Plan	Options Outstanding

	a) 1995 NQ Stock Option Plan	2,459,200
	b) 1991 Stock Option Plan	1,101,089
	c) 2000 Stock Option Plan	1,198,922
	d) Outside Directors Plan	352,000
	e) Non-Plan	332,279
	f) 2002 Broadbased Plan	113,757

	Total	5,547,247

3)     Agreement between the Purchaser and Kingsbridge Capital Limited, dated as of the date hereof, whereby the Purchaser is issuing a warrant to purchase shares of Common Stock at an exercise price equal to $3.8111.

Exhibit 10.38

Schedule C

Value of Payment A

Cash:	$13,000,000
Stock:	1,980,000	(i.e., 600,000 shares multiplied by the closing share price of the Common Stock two trading days prior to the First Closing Date)

Total:	$14,980,000

Schedule D

EXHIBIT A

WARRANT

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

[Date]

Warrant to Purchase up to 600,000 shares of Common Stock of Emisphere Technologies, Inc. (the “Company”).

In partial consideration for the sale by Elan International Services, Ltd. (the “Seller”) of a certain security pursuant to that certain Security Purchase Agreement, dated as of the December 27, 2004, between the Seller and the Company (the “Agreement”), the Company hereby agrees that the Seller or any other Warrant Holder (as defined below) is entitled, on the terms and conditions set forth below, to purchase from the Company at any time during the Exercise Period (as defined below) up to 600,000 fully paid and nonassessable shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) at the Exercise Price (hereinafter defined), as the same may be adjusted from time to time pursuant to Section 6.1 hereof.  [The resale of the shares of Common Stock or other securities issuable upon exercise or exchange of this Warrant is subject to the provisions of the Registration Rights Agreement (as defined in the Agreement).]

                    Section 1.          Definitions.

                    “Affiliate” shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under direct or indirect common control with any other Person.  For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the term “controls” and “controlled” have meanings correlative to the foregoing.

                    “Closing Price” shall mean the closing price per share of the Company’s Common Stock as reported by Bloomberg L.P.

                    “Exercise Period” shall mean that period beginning six months after the date of this Warrant and continuing until the expiration of the five-year period thereafter.

                    “Exercise Price” as of the date hereof shall mean [volume weighted average price (the aggregate sales price of all trades of Common Stock divided by the total number of shares of Common Stock traded) for the period of twenty (20) consecutive trading days ending on the trading day immediately preceding the date of issuance of this Warrant, as reported by Bloomberg, L.P., using the AQR function or, if such reporting service does not then exist, any reasonably comparable reporting service].

                    “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                    “Principal Market” shall mean the Nasdaq National Market, the Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

                    “SEC” shall mean the United States Securities and Exchange Commission.

                    “Trading Day” shall mean any day other than a Saturday or a Sunday on which the Principal Market is open for trading in equity securities.

                    “Warrant Holder” shall mean the Seller or any permitted assignee or permitted transferee of all or any portion of this Warrant.

                    “Warrant Shares” shall mean those shares of Common Stock received upon exercise of this Warrant.

                    Section 2.          Exercise.

                                (a)  Method of Exercise.  This Warrant may be exercised in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period, by the Warrant Holder by (i) surrender of this Warrant, with the form of exercise attached hereto as Exhibit A completed and duly executed by the Warrant Holder (the “Exercise Notice”), to the Company at the address set forth in Section 10.04 of the Agreement, accompanied by payment of the Exercise Price multiplied by the number of shares of Common Stock for which this Warrant is being exercised (the “Aggregate Exercise Price”) or (ii) telecopying an executed and completed Exercise Notice to the Company and delivering to the Company within five (5) business days thereafter the original Exercise Notice, this Warrant and the Aggregate Exercise Price.  Each date on which an Exercise Notice is received by the Company in accordance with clause (i) and each date on which the Exercise Notice is telecopied to the Company in accordance with clause (ii) above shall be deemed an “Exercise Date.”

                                (b)  Payment of Aggregate Exercise Price.  Subject to paragraph (c) below, payment of the Aggregate Exercise Price shall be made by wire transfer of immediately available funds to an account designated by the Company.  If the amount of the payment received by the Company is less than the Aggregate Exercise Price, the Warrant Holder will be notified of the deficiency and shall make payment in that amount within three (3) Trading Days.  In the event the payment exceeds the Aggregate Exercise Price, the Company will refund the excess to the Warrant Holder within five (5) Trading Days of receipt.

                                (c)  Cashless Exercise.  In the event that the Warrant Shares to be received by the Warrant Holder upon exercise of the Warrant may not be resold pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act of 1933, as amended, and applicable state laws, the Warrant Holder may, as an alternative to payment of the Aggregate Exercise Price upon exercise in accordance with paragraph (b) above, elect to effect a cashless exercise by so indicating on the Exercise Notice and including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a “Cashless Exercise”).  If a registration statement on Form S-1 under the Securities Act of 1933, as amended, or such other form as deemed appropriate by counsel to the Company for the registration for the resale by the Warrant Holder of (x) the shares of Common Stock of the Company that may be purchased under the Agreement, (y) the Warrant Shares, or (z) any securities issued or issuable with respect to any of the foregoing by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise, has been declared effective by the SEC and remains effective, the Company may permit or require the Warrant Holder elect to effect a Cashless Exercise.  In the event of a Cashless Exercise, the Warrant Holder shall receive that number of shares of Common Stock determined by (i) multiplying the number of Warrant Shares for which this Warrant is being exercised by the Per Share Warrant Value and (ii) dividing the product by the Closing Price on the Trading Day immediately preceding the Exercise Date, rounded to the nearest whole share.  The Company shall cancel the total number of Warrant Shares equal to the excess of the number of the Warrant Shares for which this Warrant is being exercised over the number of Warrant Shares to be received by the Warrant Holder pursuant to such Cashless Exercise.

                                (d)  Replacement Warrant.  In the event that the Warrant is not exercised in full, the number of Warrant Shares shall be reduced by the number of such Warrant Shares for which this Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to or upon the order of the Warrant Holder a new Warrant of like tenor in the name of the Warrant Holder, reflecting such adjusted number of Warrant Shares.

                    Section 4.          Delivery of Warrant Shares.

                    (a)          Subject to the terms and conditions of this Warrant, as soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) Trading Days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder may lawfully direct, a certificate or certificates for, or make deposit with the Depositary Trust Company via book-entry of, the number of validly issued, fully paid and non-assessable Warrant Shares to which the Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled upon such exercise in accordance with the provisions hereof.

                    (b)     This Warrant may not be exercised as to fractional shares of Common Stock.  In the event that the exercise of this Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the Warrant Holder shall receive the number of shares rounded to the nearest whole share.

                    Section 5.          Representations, Warranties and Covenants of the Company.

                    (a)          The Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable.

                    (b)          The Company shall take all commercially reasonable action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of this Warrant and the Warrant Shares to the Warrant Holder.

                    (c)          The Company has authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Warrant.  The Company shall at all times reserve and keep available, solely for issuance and delivery as Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable as Warrant Shares.

                    (d)          From the date hereof through the last date on which this Warrant is exercisable, the Company shall take all steps commercially reasonable to ensure that the Common Stock remains listed or quoted on the Principal Market.

                    Section 6.1.          Adjustment of the Exercise Price.  The Exercise Price and, accordingly, the number of Warrant Shares issuable upon exercise of the Warrant, shall be subject to adjustment from time to time upon the happening of certain events as follows:

                    (a)          Reclassification, Consolidation, Merger, Mandatory Share Exchange, Sale or Transfer.

                    (i)          Upon occurrence of any of the events specified in subsection (a)(ii) below (the “Adjustment Events”) while this Warrant is unexpired and not exercised in full, the Warrant Holder may in its sole discretion require the Company, or any successor or purchasing corporation, as the case may be, without payment of any additional consideration therefor, to execute and deliver to the Warrant Holder a new Warrant providing that the Warrant Holder shall have the right to exercise such new Warrant (upon terms not less favorable to the Warrant Holder than those then applicable to this Warrant) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money or property receivable upon such Adjustment Event by the holder of one share of Common Stock issuable upon exercise of this Warrant had this Warrant been exercised immediately prior to such Adjustment Event.  Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.1.

                    (ii)         The Adjustment Events shall be (1) any reclassification or change of Common Stock (other than a change in par value, as a result of a subdivision or combination of Common Stock or in connection with an Excluded Merger or Sale), (2) any consolidation, merger or mandatory share exchange of the Company with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change other than a change in par value or as a result of a subdivision or combination of Common Stock), other than (each of the following referred to as an “Excluded Merger or Sale”) a transaction involving (A) sale of all or substantially all of the assets of the Company, (B) any merger, consolidation or similar transaction where the considerable payable to the shareholders of the Company by the acquiring Person consists substantially entirely of cash, or where the acquiring Person does not agree to assume the obligations of the Company under outstanding warrants (including this Warrant).  In the event of an Excluded Merger or Sale Transaction, if the surviving, successor or purchasing Person does not agree to assume the obligations under this Warrant, then the Company shall deliver a notice to the Warrant Holder at least 10 days before the consummation of such Excluded Merger or Sale, the Warrant Holder may exercise this Warrant at any time before the consummation of such Excluded Merger or Sale (and such exercise may be made contingent upon the consummation of such Excluded Merger or Sale), and any portion of this Warrant that has not been exercised before consummation of such Excluded Merger or Sale shall terminate and expire, and shall no longer be outstanding.

                    (b)          Subdivision or Combination of Shares.  If the Company, at any time while this Warrant is unexpired and not exercised in full, shall subdivide its Common Stock, the Exercise Price shall be proportionately reduced as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as of such record date, whichever is earlier.  If the Company, at any time while this Warrant is unexpired and not exercised in full, shall combine its Common Stock, the Exercise Price shall be proportionately increased as of the effective date of such combination, or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as of such record date, whichever is earlier.

                    (c)          Stock Dividends.  If the Company, at any time while this Warrant is unexpired and not exercised in full, shall pay a dividend or other distribution in shares of Common Stock to all holders of Common Stock, then the Exercise Price shall be adjusted, as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Exercise Price in effect immediately prior to such payment or other distribution by a fraction:

                    1.          the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and

                    2.          the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

                    The provisions of this subsection (c) shall not apply under any of the circumstances for which an adjustment is provided in subsections (a) or (b).

                    (d)          Liquidating Dividends, Etc.  If the Company, at any time while this Warrant is unexpired and not exercised in full, makes a distribution of its assets or evidences of indebtedness to the holders of its Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company’s assets (other than under the circumstances provided for in the foregoing subsections (a) through (c)), then the Warrant Holder shall be entitled to receive upon exercise of this Warrant in addition to the Warrant Shares receivable in connection therewith, and without payment of any consideration other than the Exercise Price, the kind and amount of such distribution per share of Common Stock multiplied by the number of Warrant Shares that, on the record date for such distribution, are issuable upon such exercise of the Warrant (with no further adjustment being made following any event which causes a subsequent adjustment in the number of Warrant Shares issuable), and an appropriate provision therefor shall be made a part of any such distribution.  The value of a distribution that is paid in other than cash shall be determined in good faith by the Board of Directors of the Company.  Notwithstanding the foregoing, in the event of a proposed dividend in liquidation or distribution to the shareholders made in respect of the sale of all or substantially all of the Company’s assets, the Company shall deliver a notice to the Warrant Holder at least 10 days before the consummation of such event, the Warrant Holder may exercise this Warrant at any time before the consummation of such event (and such exercise may be made contingent upon the consummation of such event), and any portion of this Warrant that has not been exercised before consummation of such event shall terminate and expire, and shall no longer be outstanding.

                    (e)          Subsequent Equity Sales.   If, at any time while this Warrant is outstanding, the Company issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, “Common Stock Equivalents”) at an effective net price to the Company per share of Common Stock (the “Effective Price”) less than the Exercise Price (as adjusted hereunder to such date), then the Exercise Price shall be reduced to equal the Effective Price.  If, at any time while this Warrant is outstanding, the Company issues Common Stock or Common Stock Equivalents at an Effective Price greater than the Exercise Price (as adjusted hereunder to such date) but less than the average Closing Price over the five Trading Days prior to such issuance then the Exercise Price shall be reduced to equal the product of (A) the Exercise Price in effect immediately prior to such issuance of Common Stock or Common Stock Equivalents times (B) a fraction, the numerator of which is the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issuance, plus (2) the number of shares of Common Stock which the aggregate Effective Price of the Common Stock issued (or deemed to be issued) would purchase at the Exercise Price, and the denominator of which is the aggregate number of shares of Common Stock outstanding or deemed to be outstanding immediately after such issuance.    For purposes of this paragraph, in connection with any issuance of any

Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (C) no further adjustment shall be made to the Exercise Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

                    Section 6.2          Notice of Adjustments.  Whenever the Exercise Price or number of Warrant Shares shall be adjusted pursuant to Section 6.1 hereof, the Company shall promptly prepare a certificate signed by its Chief Executive Officer or Chief Financial Officer setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company’s Board of Directors made any determination hereunder), and the Exercise Price and number of Warrant Shares purchasable at that Exercise Price after giving effect to such adjustment, and shall promptly cause copies of such certificate to be sent by overnight courier to the Warrant Holder.  In the event the Company shall, at a time while the Warrant is unexpired and not exercised in full, take any action that pursuant to subsections (a) through (c) and (e) of Section 6.1 which may result in an adjustment of the Exercise Price, the Company shall give to the Warrant Holder at its last address known to the Company written notice of such action ten (10) days in advance of its effective date in order to afford to the Warrant Holder an opportunity to exercise the Warrant prior to such action becoming effective.

                    Section 7.          No Impairment.   The Company will not, by amendment of its Amended and Restated Articles of Incorporation or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution or issue or sale of securities, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment.  Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant.

                    Section 8.          Rights As Stockholder.  Except as set forth in Section 6 above, prior to exercise of this Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings.  However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                    Section 9.          Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and, in the case of any such loss, theft or destruction of the Warrant, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

                    Section 10.         Choice of Law.  This Warrant shall be construed under the laws of the State of New York.

                    Section 11.         Entire Agreement; Amendments.  Except for any written instrument concurrent or subsequent to the date hereof executed by the Company and the Seller, this Warrant and the Agreement contain the entire understanding of the parties with respect to the matters covered hereby and thereby.  No provision of this Warrant may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

                    Section 12.         Restricted Securities.

                    (a)          Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance upon the provisions of Section 4(2) thereof.  This Warrant and the Warrant Shares issuable upon exercise of this Warrant may not be resold except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act of 1933 and applicable state laws.

                    (b)          Legend.  Any replacement Warrants issued pursuant to Section 2 and Section 9 hereof and, unless a registration statement has been declared effective by the SEC in accordance with the Securities Act of 1933, as amended, with respect thereto, any Warrant Shares issued upon exercise hereof, shall bear the following legend:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS.  NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED,

HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.”

                    (c)          No Other Legend or Stock Transfer Restrictions.  No legend other than the one specified in Section 12(b) has been or shall be placed on the share certificates representing the Warrant Shares and no instructions or “stop transfer orders” (so called “stock transfer restrictions”) or other restrictions have been or shall be given to the Company’s transfer agent with respect thereto other than as expressly set forth in this Section 12.

                    (d)          Assignment.  Assuming the conditions of Section 12(a) above regarding registration or exemption have been satisfied, the Warrant Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant (each of the foregoing, a “Transfer”), in whole or in part, but only to an Affiliate of the Warrant Holder.  The Warrant Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be Transferred and the respective number of warrants to be Transferred to each assignee.  The Company shall effect the Transfer within ten (10) days, and shall deliver to the Transferee(s) designated by the Warrant Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.  In connection with and as a condition of any such proposed Transfer, the Company may request the Warrant Holder to provide an opinion of counsel to the Warrant Holder in form and substance reasonably satisfactory to the Company to the effect that the proposed Transfer complies with all applicable federal and state securities laws.

                    (e)          Seller’s Compliance. Nothing in this Section 12 shall affect in any way the Seller’s obligations under any agreement to comply with all applicable securities laws upon resale of the Common Stock.

                    Section 13.         Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be given in accordance with Section 11 of the Purchase Agreement.

                    Section 14.         Miscellaneous.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                    IN WITNESS WHEREOF, this Warrant was duly executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

EMISPHERE TECHNOLOGIES, INC.

By:

Elliot M. Maza
Chief Financial Officer

EXHIBIT A TO THE WARRANT

EXERCISE FORM

EMISPHERE TECHNOLOGIES, INC.

The undersigned hereby irrevocably exercises the right to purchase __________________ shares of Common Stock of Emisphere Technologies, Inc., a Delaware corporation, evidenced by the attached Warrant, and (CIRCLE EITHER (i) or (ii)) (i) tenders herewith payment of the Aggregate Exercise Price with respect to such shares in full, in the amount of $________, in cash, by certified or official bank check or by wire transfer for the account of the Company or (ii) elects, pursuant to Section 2(c) of the Warrant, to convert such Warrant into shares of Common Stock of Emisphere Technologies, Inc. on a cashless exercise basis, all in accordance with the conditions and provisions of said Warrant.

The undersigned requests that stock certificates for such Warrant Shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to this Warrant, in the name of the registered Warrant Holder and delivered to the undersigned at the address set forth below.

Dated:________________________________

Signature of Registered Holder
Name of Registered Holder (Print)

Address

EXHIBIT B TO THE WARRANT
ASSIGNMENT

(To be executed by the registered Warrant Holder desiring to transfer the Warrant)

FOR VALUED RECEIVED, the undersigned Warrant Holder of the attached Warrant hereby sells, assigns and transfers unto the persons below named the right to purchase ______________ shares of Common Stock of Emisphere Technologies, Inc. (the “Company”) evidenced by the attached Warrant and does hereby irrevocably constitute and appoint ______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:

Signature

Fill in for new Registration of Warrant:

Name

Address

Please print name and address of assignee (including zip code number)